CONSOLIDATED BALANCE SHEETS
(Amounts in thousands except share data)
                                                                        March 30,        Sept. 29,
                                                                           1997            1996
                                                                        ---------        ---------
                                                                       (Unaudited)
                                     ASSETS
CURRENT ASSETS
 Cash                                                                    $    466       $  1,828
 Royalties receivable                                                         580            710
 Consumer product receivable                                                  498            322
 Inventory                                                                  2,264          2,333
 Deferred pre-opening costs                                                   540            470
 Prepaid expenses and other assets                                          3,661          2,267
                                                                         --------       --------
   TOTAL CURRENT ASSETS                                                     8,009          7,930

PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS
 Land                                                                      14,959         14,796
 Buildings                                                                 22,211         22,037
 Leasehold improvements                                                    86,189         82,014
 Equipment                                                                 47,474         45,690
 Construction in progress                                                   3,117          2,119
                                                                         --------       --------
                                                                          173,950        166,656

Less allowance for depreciation and amortization                           51,705         46,146
                                                                         --------       --------
                                                                          122,245        120,510

OTHER ASSETS
 Deferred income taxes                                                      4,338          3,613
 Royalty fee                                                                  283            324
 Liquor licenses and other assets                                           2,675          2,568
                                                                         --------       --------
                                                                         $137,550       $134,945
                                                                         ========       ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable                                                        $  5,303       $  6,009
 Accrued expenses                                                           6,275          5,163
 Accrued compensation and taxes                                             2,521          2,187
 Income taxes payable                                                         494          1,581
 Current portion of long-term debt and capital
  lease obligations                                                           359            178
                                                                         --------       --------
  TOTAL CURRENT LIABILITIES                                                14,952         15,118

Long-term debt, net of current portion                                     37,657         37,085
Capital lease obligations, net of current portion                             964          1,056
Other liabilities                                                           4,835          4,550

SHAREHOLDERS' EQUITY
 Preferred Stock, $1.00 par value, 1,000,000 shares
  authorized, none issued
 Common Stock, $.01 par value, 25,000,000 shares authorized,
  13,722,673 and 13,697,526 shares issued and outstanding
  in Fiscal Years 1997 and 1996, respectively                                 137            137
 Additional paid-in capital                                                53,626         53,509
 Retained earnings                                                         36,050         34,143
                                                                         --------       --------
                                                                           89,813         87,789
 Treasury Stock (1,519,800 and 1,500,000 shares at cost, in
                 Fiscal Years 1997 and 1996, respectively)                (10,671)       (10,653)
                                                                         --------       --------
TOTAL SHAREHOLDERS' EQUITY                                                 79,142         77,136
                                                                         --------       --------
                                                                         $137,550       $134,945
                                                                         ========       ========

CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands except per share data)


                                              Thirteen Weeks Ended                 Twenty-six Weeks Ended
                                              --------------------                 ----------------------
                                             March 30,       March 31,             March 30,      March 31,
                                               1997            1996                  1997           1996
                                             ---------       ---------             ---------      ---------
REVENUES
 Restaurant sales                            $39,460         $37,003               $78,427        $74,372
 Consumer product sales                        2,154           2,253                 4,316          4,439
 Franchise income                              1,097           1,031                 2,132          2,036
                                             -------         -------               -------        -------
                                              42,711          40,287                84,875         80,847

COSTS AND EXPENSES
 Cost of sales                                10,485          10,380                21,188         20,676
 Labor and benefits                           13,294          12,582                26,193         25,069
 Occupancy                                     6,507           6,495                13,081         12,901
 Other operating costs                         4,260           3,807                 7,861          7,382
 General and administrative                    3,140           3,167                 6,250          6,209
 Depreciation and amortization                 3,126           3,201                 6,138          6,484
 Asset impairment charge                                       3,937                                3,937
                                             -------         -------               -------        -------
                                              40,812          43,569                80,711         82,658
                                             -------         -------               -------        -------

OPERATING INCOME                               1,899          (3,282)                4,164         (1,811)


OTHER INCOME (EXPENSE)                          (666)           (847)               (1,276)        (1,466)
                                             -------         -------               -------        -------


 Income before income taxes                    1,233          (4,129)                2,888         (3,277)
 Provision for income taxes                      418          (1,487)                  981         (1,180)
                                             -------         -------               -------        -------


NET INCOME                                   $   815         $(2,642)              $ 1,907        ($2,097)
                                             =======         =======               =======        =======


EARNINGS PER COMMON SHARE                       $.07           ($.21)                 $.16          ($.16)
                                             =======         =======               =======        =======


Weighted average shares outstanding           12,271          12,831                12,275         13,073
                                             =======         =======               =======        =======


CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
                                                              Twenty-six Weeks Ended
                                                           March 30,           March 31,
                                                             1997                1996
                                                           ---------           ---------
OPERATING ACTIVITIES
  Net Income (Loss)                                        $  1,907            $ (2,097)
  Adjustments to reconcile net income to net cash
    provided by operating activities:
   Depreciation and amortization                              6,190               6,534
   Deferred income taxes                                       (725)             (2,478)
   Provision for deferred rent                                  285                 347
   (Gain)\Loss on disposal of equipment                         (13)                286
   Asset impairment charge                                                        3,937
   Changes in operating assets and liabilities, net
    of effects from business acquisitions:
     Royalties\consumer product receivables                     130                (336)
     Inventory                                                   69                 (30)
     Prepaid expenses and other assets                       (2,174)             (2,224)
     Accounts payable and other liabilities                     683               1,695
     Income taxes payable                                    (1,087)                128
                                                           --------            --------
       NET CASH PROVIDED BY OPERATING ACTIVITIES              5,265               5,762

INVESTMENT ACTIVITIES
  Additions to property, equipment and
   leasehold improvements                                    (8,488)            (13,206)
  Proceeds from sale of fixed assets                          1,101                 131
                                                           --------            --------
                                                             (7,387)            (13,075)

NET CASH USED FOR INVESTING ACTIVITIES

FINANCING ACTIVITIES
  Proceeds from revolving credit agreement                   32,809              29,358
  Principal payments on revolving credit agreement
   and capital lease obligations                            (32,148)            (16,913)
  Purchase of Treasury Stock                                    (18)             (5,034)
  Exercise of stock options                                     117                  49
                                                           --------            --------
  NET CASH PROVIDED BY FINANCING ACTIVITIES                     760               7,460
                                                           --------            --------

INCREASE (DECREASE) IN CASH                                  (1,362)                147
CASH AT BEGINNING OF PERIOD                                   1,828               1,305
                                                           --------            --------

CASH AT END OF PERIOD                                      $    466            $  1,452
                                                           ========            ========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - BASIS OF PRESENTATION

     The accompanying unaudited, consolidated financial statements have been prepared in accordance with instructions to Form 10-Q and, therefore, do not include all information and footnotes normally included in financial statements prepared in conformity with generally accepted accounting principles. They should be read in conjunction with the financial statements of the company for the fiscal year ended September 29, 1996.

     The accompanying financial statements include all adjustments (consisting only of normal recurring accruals) that management considers necessary for a fair presentation of its financial position and results of operations for the interim periods presented.
















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